EXHIBIT 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Media Sciences International, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Marc P. Applebaum, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2010

/s/ Marc P. Applebaum
Marc P. Applebaum
Chief Financial Officer